Exhibit 10.21

The Empire Sports & Entertainment, Co. 110 Greene Street, Suite 403 New York, New York 10012 Telephone: (212) 810-6193 Fax: (646) 370-4283

April 26, 2011

Concert International Inc.

and

Mr. Denis Benoit

152 Boul. De Lucerne
Suite 201
Gatineau, QC J9A 3V8
Attention:  Denis Benoit, President and Chief Executive Officer

Dear Denis:

Revolving Demand Loan

We are pleased to confirm that The Empire Sports & Entertainment, Co. (the “Lender”) is prepared to make the Revolving Demand Loan (the “Loan”) to you and Concert International Inc., jointly and severally in all respects (together, the “Borrowers”), subject to the terms and conditions in this letter agreement (this “Agreement”) set forth below:

Principal Terms of the Loan:
Borrowers:	Concert International Inc. (“CII”) Denis Benoit (“DB”)
Lender:	The Empire Sports & Entertainment Company
Type of Facility:	Revolving demand loan
Maximum Amount:	US$500,000
Interest Rate:	Ten percent (10%) per annum, compounded annually
Closing Date:	April 26, 2011
Termination Date:	January 15, 2012
Purpose:	The Loan to be used exclusively for the operation and management of CII and its investment in Capital Hoedown Inc.

Terms applicable to the Loan:

1.	Definitions:	Certain defined terms are set out in Schedule A hereto.
2.	Schedules and Exhibits:	The attached Schedules and Exhibits are incorporated herein by reference.
3.	Utilization:
The Lender may, but shall have no obligation to, make the Loan and the Borrowings available to the Borrowers on a revolving basis, subject to (i) the Lender’s sole and exclusive discretion to do so, (ii) fulfillment by the Borrowers of the conditions precedent to the making of the Loan as set forth in this Agreement and (iii) subject to all other terms and conditions of this Agreement.

4.	Borrowing Requests:
To request a Borrowing, the Borrowers shall notify the Lender of such request by written Borrowing Request, not later than 11:00 a.m. (Toronto time) three Business Days before the date of the proposed borrowing.  Each Borrowing Request shall specify the aggregate amount of each requested Borrowing, the date of such Borrowing (which shall be a Business Day) and, if the Borrowing shall be by wire transfer, the location and number of the Borrowers’ account to which funds are to be disbursed.

5.	Funding of Borrowing:	The Lender may, but shall have no obligation to, make the Loan, which Loan may be made by cheque or wire transfer directly to the Borrowers as directed in the applicable Borrowing Request.
6.	Evidence of Debt:
The indebtedness of the Borrowers under this Agreement shall be evidenced by the accounts and records of the Lender.  Such accounts and records shall record the aggregate outstanding amount of the Loan (including all Borrowings) and all payments and prepayments made in respect thereof.  The Lender’s accounts and records shall constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrowers to the Lender and such other information as may be set out therein.  The Loan and any Borrowing made under this Agreement shall be evidenced by a promissory note.

The Borrowers hereby acknowledge and agree that each of the advances made by the Lender prior to the date hereof which are set forth on Schedule B constitute Borrowings under the Loan.

7.	Termination of Loan:	Unless previously terminated, the Loan shall terminate on the Termination Date.
8.	Repayment of Loan:
The Borrowers shall be obligated to repay the aggregate outstanding principal amount of the Loan (including all Borrowings), accrued interest thereon and all other amounts owing hereunder (including but not limited to any fees and expenses) on the earlier of (i) the Termination Date, and (ii) upon demand by the Lender.

Payments to the Lender shall be made to the following account or such other account as may be specified by the Lender in writing from time to time:

Bank:                             JP Morgan Chase Bank, N.A.
Address:                       1450 Brickell Avenue, Suite 3200, Miami, FL 33131
Account Holder:          EXCX Funding Corp.
Account No.:                877155101

All such payments shall be deemed to have been made on account of the repayment of the Loan.

At any time, and from time to time, the Borrowers shall be entitled, at their sole discretion to repay any or all of the outstanding principal amount of the Loan (including all Borrowings), accrued interest thereon and all other amounts owing hereunder (including but not limited to any fees and expenses).

In the event of any repayment, the amount paid by the Borrowers shall be applied in the following priority: (i) first, against any fees and/or expenses owed by the Borrowers pursuant to the Loan and all Borrowings hereunder; (ii) thereafter, against all accrued interest on the Loan and all Borrowings hereunder; and (iii) thereafter, against the outstanding principal amount of the Loan and all Borrowings hereunder.

All repayments shall be made by cheque or wire transfer payable to the Lender in United States Dollars in same day funds.

9.	Interest Rate:
Interest on the Loan shall accrue at the Interest Rate on the daily balance of the outstanding Loan and all other amounts owed hereunder.

For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

10.	Interest on Overdue Amounts:
If any principal, interest or any other amount payable hereunder is not paid when due, the Borrowers shall pay on demand interest on such overdue amount both before or after judgment at a rate per annum equal to fifteen percent (15%).  Such interest shall accrue on a daily basis and shall be payable on demand.

11.	Currency Indemnity:
Any payment on account of an amount due in United States Dollars that is paid in any other currency for any reason (including, without limitation, pursuant to a court order) shall constitute a discharge of the obligations of the Borrowers hereunder only to the extent of the United States Dollar amount that the Lender is able to purchase with the foreign currency amount so received on the date of receipt and the Borrower shall indemnify the Lender in respect of any shortfall.

12.	Security:
CII shall grant to the Lender a security interest in all of its present and future assets and shall deliver to the Lender a security agreement (the “CII Security Agreement”) in a form satisfactory to the Lender and shall pledge to the Lender all the shares of Capital Hoedown Inc. owned by it from time to time and shall deliver to the Lender a pledge agreement (the “Pledge Agreement”) in a form satisfactory to the Lender.  Benoit shall provide to Lender a personal guarantee (the “Guarantee”) of the obligations of CII and under the Loan and shall grant to the Lender a security interest in all of his present and future assets (the “Benoit Security Agreement”) and shall deliver to the Lender the Guarantee and Benoit Security Agreement each in a form satisfactory to the Lender.

13.	Conditions Precedent to Borrowing:	No Borrowing shall be advanced unless the Borrowers have satisfied, and continue to satisfy, the following conditions:
(a) The Borrowers shall cause the following to have been executed and delivered to the Lender:

(i) the CII Security Agreement, the Pledge Agreement, the Benoit Security Agreement and the Guarantee; and

(ii) all other security documentation and/or deliveries reasonably requested by the Lender as security for the Loan.

(b) The Lender shall have registered personal property security registrations against the Borrowers in all jurisdictions where such registrations are required in order to perfect the security interest granted to the Lender pursuant to the CII Security Agreement, the Pledge Agreement and the Benoit Security Agreement.

(c) All representations and warranties contained herein shall be true and correct on the date of the advance of the Loan.

(d) The Borrowers shall not be in default under any agreement with respect to any indebtedness on the date of the advance of the Loan.

14.	Representations and Warranties:
The Borrowers jointly and severally represent and warrant to the Lender, which representations and warranties shall be deemed to be repeated at the time the Loan or any Borrowing is advanced hereunder, that:

(a) each of the Borrowers is solvent and neither of them is aware of any conditions that would render either of them insolvent;

(b) this Agreement, the CII Security Agreement, the Pledge Agreement, the Benoit Security Agreement and the Guarantee delivered by the Borrowers constitute, and the transactions contemplated hereunder shall constitute, legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their terms;

(c) upon execution and delivery of the CII Security Agreement and the Pledge Agreement, the Lender shall have a perfected first priority security interest in the collateral described therein and, upon execution and delivery of the Benoit Security Agreement, the Lender shall have a perfected first priority security interest in the collateral described therein;

(d) no event has occurred that constitutes, or that with the giving of notice, lapse of time or other condition would constitute, a default under or in respect of any agreement, undertaking or instrument to which the Borrowers or any of their respective properties or assets may be subject;

(e) none of the documents, financial statements or other materials provided to the Lender by the Borrowers in connection with this Agreement or the Event contain any untrue statement of a material fact, or omit to state any material fact, necessary to make the information contained therein not misleading, or are in any other manner inaccurate or misleading in any material respect;

(f) there are no legal or administrative proceedings pending, or to the knowledge of the Borrowers threatened, against them; and

(g) the Borrowers have not incurred any liabilities (including any guarantees or other contingent liabilities) or indebtedness, other than the Borrowers’ incurring of indebtedness under this Agreement.

15.	Covenants:	The Borrowers covenants that,

(a) except with the prior written consent of the Lender, the Borrowers shall not incur any liabilities (including any guarantees or other contingent liabilities) or indebtedness, other than indebtedness incurred under this Agreement;

(b) the Borrowers will keep proper books or record and account in which full, true and correct entries are made of all dealings and transactions in relation to their business and activities; and

(c) each of the Borrowers will permit the Lender or any of its representatives, upon prior notice, to visit and inspect its books and records, and to otherwise be provided with any information regarding its affairs, finances and condition as requested by the Lender.

16.	Reporting Requirements:	The Borrowers agree with the Lender:

(a) to promptly give notice to the Lender of:

(i) any default by either of the Borrowers under any material agreement;

(ii) the insolvency of either of the Borrowers or the institution by either of the Borrowers or any creditor thereof of any proceeding under any bankruptcy or insolvency law or the appointment of a receiver or trustee for either of the Borrowers, the execution by either of the Borrowers of any assignment for the benefit of creditors, or any execution, seizure, stay, moratorium, distress or similar process that is enforceable against either of the Borrowers or any of their assets;

(iii) any change in the ability of the Borrowers to meet their obligations to the Lender; and

(iv) the commencement of any litigation or proceeding to which either of the Borrowers is a party.

(b) to provide from time to time such further information regarding the business, property, financial condition or other condition of the Borrowers as the Lender may reasonably request.
17.	Set-Off:
All payments to be made by the Borrowers hereunder shall be made without deduction, set-off or counterclaim by the Borrowers.  The Lender may set-off any liabilities owing by it to the Borrowers from time to time against all amounts owing by the Borrowers hereunder.  For certainty, the provisions of the CII Security Agreement, the Pledge Agreement, the Benoit Security Agreement or Guarantee shall not restrict or otherwise affect the Lender’s exercise of its rights of set-off at any time.

18.	Notice:	Any notice or demand contemplated hereunder shall be given in writing by telecopier or by hand delivery and shall be addressed as follows:
To the Lender:
The Empire Sports & Entertainment Company 110 Greene Street, Suite 403 New York, NY 10012
Facsimile: (646) 370-4283 Attention: Mr. Shelly Finkel, Chief Executive Officer
To the Borrowers:
Concert International Inc. or Denis Benoit 152 Boul. De Lucerne Suite 201 Gatineau, QC J9A 3V8 Attention: Denis Benoit, President and Chief Executive Officer
Facsimile: (866) 343-3981

Any such notice or demand if telecopied before 4:00 p.m. on a Business Day shall be deemed to be given and received on that day and otherwise on the Business Day next following the date of transmission, and if hand delivered, when delivered if delivered on a Business Day, otherwise on the Business Day next following the date of delivery.

19.	Expenses:
The Borrowers shall pay all expenses incurred by the Lender in connection with the enforcement of the Lender’s rights under or in connection with this Agreement, the CII Security Agreement, the Pledge Agreement, the Benoit Security Agreement, the Guarantee and any other documentation or actions contemplated thereby.

20.	Severability:
Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction only, ineffective to the extent of such invalidity or unenforceability without invalidating or otherwise affecting the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

21.	Time:	Time shall be of the essence of all provisions of this Agreement.
22.	Governing Law:
This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein and the parties attorn to the non-exclusive jurisdiction of the courts of Ontario.

23.	Assignment:
The Borrowers shall not assign or transfer all or any part of their rights or obligations under this Agreement without the prior written consent of the Lender.  The Lender may assign all or any part of its rights and obligations hereunder upon giving written notice to the Borrowers.

24.	Whole Agreement:
This Agreement and any documents and instruments delivered pursuant to or referenced in this Agreement constitute the whole and entire agreement between the Borrowers and the Lender in connection with the subject matter hereof.

[Signature Page Follows]

Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

Yours very truly,

THE EMPIRE SPORTS & ENTERTAINMENT, CO.

By:
Title:

We acknowledge and accept the terms and conditions of this Agreement as of the date first above written.

CONCERT INTERNATIONAL INC.

By:
Title:

DENIS BENOIT, individually

Witness

Schedule A – Definitions

“Benoit Security Agreement” has the meaning provided herein in Section 12.

“Borrowing” means any availment of the Loan.

“Borrowing Request” means a request by the Borrowers for a Borrowing, substantially in the form of Exhibit A.

“Business Day” means a day, excluding Saturday, Sunday and any other day which shall be in the City of Toronto or New York City a legal holiday or a day on which banking institutions are closed.

“CII Security Agreement” has the meaning provided herein in Section 12.

“Event” means an annual country music festival in Ottawa, Ontario to be operated by Capital Hoedown Inc. and named “Capital Hoedown”

“Guarantee” has the meaning provided herein in Section 12.

“Person” includes any natural person, corporation, company, limited liability company, trust, joint venture, association, incorporated organization, partnership, governmental authority or other entity.

“Pledge Agreement” has the meaning provided herein in Section 12.

“Termination Date” means January 15, 2012.

“United States Dollars” and the symbol “US$” means lawful money of the United States of America.

Schedule B – Prior Advances

Date	Amount
February 24, 2011	US$82,000
March 14, 2011	US$ 30,000
March 22, 2011	US$29,775
March 28, 2011	US$8,100
April 15, 2011	US$24,500
April 16, 2011	US$10,000

Exhibit A

Form of Borrowing Request

TO:	The Empire Sports & Entertainment Company

RE:	Loan Agreement dated as of April __, 2011 made between the undersigned (the “Borrowers”), and you, as Lender, (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”)

We hereby give you notice that on [insert date] we wish to obtain a Borrowing in the aggregate amount of US$[ ].

The Borrowing requested hereby is pursuant to the Loan and shall be advanced to the Borrowers by the following means:

[          ]                      by cheque
[          ]                      by wire transfer, at the following account:

[Insert wire transfer details if applicable]

We hereby certify, after due and careful investigation, that: each of the representations and warranties made by the Borrowers in the Loan Agreement are true and correct on and as of the date hereof except to the extent that (i) any change to the representations and warranties has been disclosed to the Lender and accepted by the Lender, or (ii) any representation and warranty is stated to be made as of a particular time.

All terms defined in the Loan Agreement and used herein have the meanings given to them by the Loan Agreement.

DATED:  [•]
Concert International Inc.

By:
Name:
Title:

Denis Benoit